UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 8, 2011
MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(b)	On April 14, 2011, MGM Resorts International (the “Company”) announced that the Board of Directors (the “Board”) voted unanimously to recognize Kirk Kerkorian, the legendary businessman and philanthropist, with the distinction of Director Emeritus. On April 8, 2011, Mr. Kerkorian informed the Company that he will serve out his current term as a Board member, due to expire at the Company’s Annual Meeting of Shareholders in June, at which time he will transition to his status as Director Emeritus. A copy of the press release announcing the naming of Mr. Kerkorian as the first Director Emeritus in the Company’s history is attached hereto as Exhibit 99.1.
(e)	On April 8, 2011, the Compensation Committee (the “Committee”) of the Board determined to amend certain terms of the (i) October 4, 2010 stock appreciation right grant to James J. Murren (the “Murren October 2010 SAR Award”), (ii) the October 4, 2010 restricted stock unit grant to Mr. Murren (the “Murren October 2010 RSU Award”) and (iii) the December 13, 2010 stock appreciation right grant to Robert H. Baldwin (the “Baldwin December 2010 SAR Award”), in each case, under the Amended and Restated 2005 Omnibus Incentive Plan (the “Incentive Plan”) to include certain additional terms relating to termination of employment (and, with respect to Mr. Baldwin, change of control) that were intended to be provided upon and in connection with the granting of such awards. The additional terms provide as follows:
Murren October 2010 SAR Award
Upon termination of Mr. Murren’s active employment without employer’s good cause, for employee’s good cause, or on account of death or disability, the SAR award will continue to vest until the earlier of (i) the date that is two years following the date of such termination (except that in the case of disability, such two-year period will be measured from the commencement of disability), (ii) the date during the restrictive period upon which a violation of the restrictive covenants contained in his employment agreement occurs and (iii) October 4, 2014. To the extent that any such termination occurs on or before October 4, 2014, the SARs may be exercised until the earlier of (i) the date that is two years and ninety days following the date of such termination (except that in the case of disability, such period will be measured from the commencement of disability), (ii) the date that is ninety days following the date during the restrictive period upon which a violation of the restrictive covenants occurs and (iii) the expiration date of the SARs; provided that, upon termination of employment for any reason after October 4, 2014, the SARs may be exercised until the earlier of (i) the date that is ninety days following the date of such termination, and (ii) the expiration date of the SARs. In addition, the restrictive covenants in Mr. Murren’s employment agreement are incorporated into the SAR award along with certain of the representations and warranties set forth in his employment agreement relating to such restrictive covenants.
Murren October 2010 RSU Award
Upon termination of Mr. Murren’s active employment without employer’s good cause, for employee’s good cause, or on account of death or disability, subject to satisfaction of the applicable performance criteria, the portion of the RSU award which would have vested as of the date that is two years following the date of such termination (except that in the case of disability, such two-year period will be measured from the commencement of disability) shall vest on the later of the date of such termination of employment or, if still eligible, the date of the satisfaction of the performance criteria; provided that, in the event that Mr. Murren violates the restrictive covenants contained in his employment agreement during the restrictive period, any portion of the RSU award which vested as a result of the preceding clause and which, absent such accelerated vesting, would not otherwise have vested under the vesting schedule for the RSU award as of the date of such violation of the restrictive covenants shall be automatically forfeited and the Company shall reflect such forfeiture in its books and records and, to the extent Mr. Murren no longer holds such underlying shares of the Company’s common stock, he shall pay to the Company the fair market value of such shares. In addition, the restrictive covenants in Mr. Murren’s employment agreement are incorporated into the RSU award along with certain of the representations and warranties set forth in his employment agreement relating to such restrictive covenants.

Baldwin December 2010 SAR Award
Mr. Baldwin’s SAR award will continue to vest until the earlier of (i) the fourth anniversary of the date of grant, (ii) if his active employment is terminated during the term of employment under his employment agreement without good cause, by him for good cause, on account of death or disability, or if he terminates his employment in connection with his change of control termination right (i.e., on or within ninety days following a change of control), the date that is two years following the date of such termination (except that in the case of disability, such two-year period will be measured from the commencement of disability), (iii) if his active employment is terminated during the term of employment under his employment agreement for good cause or he terminates without good cause, the date of such termination, (iv) in the event he violates the restrictive covenants in the employment agreement during the restrictive period, the date of such violation, and (v) the date of a discontinuing change of control. The exercise period for his SAR award extends until the earlier of (i) the expiration date of the SAR award, (ii) if his active employment is terminated during the term of employment under his employment agreement without good cause, by him for good cause, on account of death or disability, or if he terminates his employment in connection with his change of control termination right, the date that is two years and ninety days following the date of such termination (except that in the case of disability, such period will be measured from the commencement of disability), (iii) if his active employment is terminated during the term of employment under his employment agreement for good cause or he terminates without good cause, the date that is ninety days following such termination, (iv) in the event he violates the restrictive covenants in the employment agreement during the restrictive period, the date that is ninety days following the date of such violation, (v) if his active employment is terminated for any reason after the end of the term of employment under his employment agreement, the date that is ninety days following such termination and (vi) the date of a discontinuing change of control.
In the event Mr. Baldwin terminates his employment in connection with his change of control termination right, the vesting of the unvested balance of the SAR award shall accelerate in full upon the date of termination and the restrictive covenants incorporated into the SAR award shall not apply following the date of termination. In the event of a discontinuing change of control, if he is actively employed as of such date, the vesting of the unvested balance of the SAR award shall accelerate in full immediately prior to such discontinuing change of control; provided that, if his active employment was previously terminated under circumstances which resulted in an extension of the vesting period for two years, the portion of the unvested balance of the SAR award which would have vested during such period shall vest immediately prior to the discontinuing change of control. In connection with the occurrence of a discontinuing change of control, the Committee shall purchase Mr. Baldwin’s vested SARs for either cash, securities or other property as more fully described in the SAR award. Subject to earlier acceleration in connection with his change of control termination right, upon a continuing change of control, the unvested balance of the SAR award shall continue to vest.
In addition, the restrictive covenants in Mr. Baldwin’s employment agreement are incorporated into the SAR award along with certain of the representations and warranties set forth in his employment agreement relating to such restrictive covenants.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description
99.1	Press release of MGM Resorts International dated April 14, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: April 14, 2011	By:	/s/ John M. McManus
John M. McManus
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

No.	Description
99.1	Press release of MGM Resorts International dated April 14, 2011

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